FOR IMMEDIATE RELEASE

CONTACT:	Curt Hecker, CEO
Intermountain Community Bancorp
	(208) 263-0505	curt.hecker@panhandlebank.com

Doug Wright, Executive Vice President & CFO
Intermountain Community Bancorp
	(509) 363-2635	doug.wright@intermountainbank.com

Intermountain Community Bancorp Reports Second Quarter Earnings

Sandpoint, Idaho, July 25, 2013 - Intermountain Community Bancorp (NASDAQ - IMCB), the holding company for Panhandle State Bank, reported $1.5 million, or $0.23 per diluted share, in net income applicable to common shareholders for the second quarter 2013, as compared to net income of $1.1 million, or $0.16 per share, and $301,000, or $0.05 per share, in the first quarter of 2013 and the second quarter of 2012, respectively. Higher net interest income and other income produced the improvement over first quarter 2013, and lower loan loss provisions drove the improvement over the second quarter last year.

For the six-month period ending June 30, 2013, net income applicable to common shareholders, was $2.5 million, or $0.39 per diluted share, compared to $636,000, or $0.12 per diluted share for the same time period in 2012 as a result of lower loan loss provisions and higher non-interest income, which offset lower net interest income.

“We continue to see steady improvement in earnings despite continuing tight interest rate spreads," said Chief Executive Officer Curt Hecker. “This is a reflection of the growing strength of our local economies and the loyalty of our targeted business base. We are encouraged by the pickup in economic activity and the recent moderate increase in longer term rates," he added.

Second Quarter 2013 Highlights (at or for the period ended June 30, 2013, compared to March 31, 2013, and June 30, 2012)

▪	Net loans grew almost $24 million, or 4.8% during the second quarter of 2013.

▪
Interest expense continued to decline, totaling $951,000 for the second quarter of 2013, compared to $985,000 for the first quarter of 2013 and $1.3 million in the second quarter of 2012. At $8.5 million, interest income also improved from the first quarter total of $8.3 million, although it was lower than the $9.1 million recorded in the quarter ending June 30, 2012.

▪
Other income increased to $2.9 million from $2.6 million in the first quarter of 2013 and $2.8 million in the second quarter of last year, as both investment services and mortgage origination income improved during the quarter.

▪
Loan loss provision totaled $247,000 during the second quarter, up modestly from $179,000 in the first quarter of 2013, but down significantly from the $1.6 million reported in the second quarter of 2012.

▪
Nonperforming assets (NPAs) dropped to 1.00% of total assets at June 30, 2013 from 1.05% at March 31, 2013 and 1.24% at June 30, 2012, as the Company continued to reduce problem assets. The Company's "Texas Ratio" (Non-performing assets divided by tangible equity plus the allowance for loan loss) now stands at 7.7%.

▪	Loan delinquencies (30 days past due and over) continue to remain very low, at 0.22% of total loans compared to 0.14% in the first quarter of 2013 and 0.25% in the second quarter of 2012.

•	The Company was recognized as the "2013 Best Place to Work" and "2013 Friendliest Bank" in Bonner County, the Company's headquarters location, by the Bonner County Daily Bee.

•	The Company opened its new downtown Spokane office at the corner of Riverside and Howard Streets.

Assets and Loan Portfolio Summary

Assets totaled $930.6 million at June 30, 2013, compared to $933.9 million at March 31, 2013 and $953.6 million at June 30, 2012, respectively. The reduction from prior periods reflects the sale of securities and the use of cash to pay down non-core liabilities, including brokered Certificates of Deposit ("CDs") and Federal Home Loan Bank advances. Net loans receivable increased by $24.0 million during the quarter, as seasonal agricultural and commercial borrowing picked up, and commercial real estate activity increased.

The following tables summarize the Company's loan portfolio by type and geographic region, and provide trending information over the prior year.

LOANS BY CATEGORIES
(Dollars in thousands)	6/30/2013	% of total	3/31/2013	% of total	6/30/2012	% of total
Commercial loans	$113,699	21.4%	$111,968	22.1%	$115,481	22.2%
Commercial real estate	190,816	36.0%	183,796	36.3%	182,045	35.0%
Commercial construction	10,085	1.9%	8,068	1.6%	3,496	0.7%
Land and land development	30,895	5.8%	31,673	6.2%	32,271	6.2%
Agriculture	94,831	17.8%	80,854	16.0%	91,983	17.7%
Multifamily	15,271	2.9%	15,946	3.1%	18,325	3.5%
Residential real estate	58,309	11.0%	57,645	11.4%	58,580	11.3%
Residential construction	2,004	0.4%	1,318	0.3%	160	—%
Consumer	8,843	1.7%	8,909	1.8%	10,120	1.9%
Municipal	6,029	1.1%	6,151	1.2%	8,138	1.5%
Total loans receivable	$530,782	100.0%	$506,328	100.0%	$520,599	100.0%
Allowance for loan losses	(8,042)		(7,678)		(10,233)
Net deferred origination costs	—		104		318
Loans receivable, net	$522,740		$498,754		$510,684

LOAN PORTFOLIO BY LOCATION June 30, 2013
(Dollars in thousands)	North Idaho - Eastern Washington	Magic Valley Idaho	Greater Boise Area	E. Oregon, SW Idaho, excluding Boise	Other	Total	% of Loan type to total loans
Commercial loans	$81,190	$4,981	$7,810	$15,858	$3,860	$113,699	21.4%
Commercial real estate	130,795	10,229	8,491	19,483	21,818	190,816	36.0%
Commercial construction	5,085	—	5,000	—	—	10,085	1.9%
Land and land development	20,623	1,547	6,655	1,349	721	30,895	5.8%
Agriculture	1,902	3,633	18,925	65,836	4,535	94,831	17.8%
Multifamily	10,087	150	4,984	30	20	15,271	2.9%
Residential real estate	41,939	3,103	3,799	6,967	2,501	58,309	11.0%
Residential construction	1,214	—	193	597	—	2,004	0.4%
Consumer	5,256	782	610	1,875	320	8,843	1.7%
Municipal	4,678	1,351	—	—	—	6,029	1.1%
Total	$302,769	$25,776	$56,467	$111,995	$33,775	$530,782	100.0%
Percent of total loans in geographic area	57.0%	4.9%	10.6%	21.1%	6.4%	100.0%

Asset Quality

Nonperforming loans totaled $4.8 million at June 30, 2013, down from $5.1 million at March 31, 2013 and $6.6 million at the end of the same period last year. The allowance for loan loss coverage of non-performing loans increased to 167.6% in the second quarter, up from 149.5% at March 31, 2013 and 155.2% at June 30, 2012, respectively.

Total nonperforming assets (NPAs) were $9.3 million at quarter end, compared to $9.8 million at March 31, 2013, and $11.9 million at June 30, 2012. Outstanding troubled debt restructured loans totaled $11.8 million, up from $7.8 million at March 31, 2013 and $5.2 million at June 30, 2012.

Classified loans totaled $26.3 million at quarter end, up slightly from $25.3 million at March 31, 2013 and down significantly from $35.8 million at June 30, 2012. Classified loans are loans in which the Company anticipates potential problems in obtaining repayment of principal and interest per the contractual terms, but does not necessarily believe that losses will occur. The Company anticipates the resolution of several larger classified loans in the latter half of this year.

The following table summarizes nonperforming assets by type and provides trending information over the prior year.

NPA BY CATEGORY
(Dollars in thousands)	6/30/2013	% of total	3/31/2013	% of total	6/30/2012	% of total
Commercial loans	$1,417	15.2%	$1,573	16.0%	$4,283	36.1%
Commercial real estate	2,728	29.3%	2,910	29.7%	682	5.7%
Land and land development	4,626	49.6%	4,852	49.5%	6,364	53.7%
Agriculture	276	3.0%	276	2.8%	34	0.3%
Residential real estate	173	1.9%	186	1.9%	479	4.0%
Consumer	91	1.0%	4	0.1%	20	0.2%
Total NPA by Categories	$9,311	100.0%	$9,801	100.0%	$11,862	100.0%

The Company's delinquent, non-performing and classified loan totals continue to trend down from prior periods in most segments. Land and land development loans still comprise the greatest proportion of NPA totals, primarily as a result of one large relationship. Commercial, commercial real estate and land development NPAs all showed moderate decreases from the prior quarter, reflecting paydowns from sales activity. The majority of NPAs are in the North Idaho/Eastern Washington region, reflecting the Company's higher loan totals in these areas.

OREO balances totaled $4.5 million at June 30, 2013, compared to $4.7 million at March 31, 2013 and $5.3 million at June 30, 2012. The Company sold 2 properties totaling $162,000 in the second quarter and had net valuation adjustments of $9,000. A total of 3 properties remained in the OREO portfolio at quarter end, all of which are in land and land development.

Investment Portfolio, Deposit, Borrowings and Equity Summary

Investments available for sale decreased by $26.2 million during the quarter, as the Company sold some longer-term securities to reduce interest rate risk and moved several municipal bonds, totaling $8.2 million, into the held-to-maturity portfolio. Higher market rates also reduced the value of the Company's investment portfolio, and the Company continued to experience rapid prepayments on its mortgage-backed securities, although these speeds are expected to slow down with the recent rise in mortgage rates. "It continues to be a tough fixed income investment climate, as low overall market rates combined with the threat of additional increases in these rates requires a cautious approach," said Chief Financial Officer Doug Wright. "However, higher market rates also offer the opportunity for higher yields in both the Company's investment and loan portfolio," he added.

Deposits totaled $699.5 million at June 30, 2013, compared to $719.5 million at March 31, 2013 and $716.5 million at the end of the second quarter last year. The decrease from the first quarter reflects additional reductions in higher-cost retail CDs and the use of funds for operating and tax purposes by clients. The table below provides information on both current composition and trends in the deposit portfolio.

DEPOSITS
(Dollars in thousands)	6/30/2013	% of total	3/31/2013	% of total	6/30/2012	% of total
Non-interest bearing demand accounts	$224,472	32.0%	$236,250	32.8%	$183,778	25.7%
Interest bearing demand accounts	100,490	14.4%	104,294	14.5%	—	—%
NOW	—	—%	—	—%	105,128	14.7%
Money market accounts	222,161	31.8%	220,119	30.6%	214,975	30.0%
Savings & IRA accounts	64,390	9.2%	66,668	9.3%	73,803	10.3%
Certificates of deposit (CDs)	37,495	5.4%	39,087	5.4%	50,185	7.0%
Jumbo CDs	50,362	7.2%	52,898	7.4%	60,524	8.4%
Brokered CDs	—	—%	—	—%	26,667	3.7%
CDARS CDs to local customers	151	—%	151	—%	1,449	0.2%
Total Deposits	$699,521	100.0%	$719,467	100.0%	$716,509	100.0%

Non-interest bearing demand deposits comprise 32.0% of the deposit portfolio, as compared to 25.7% a year ago. Overall, low-cost transaction deposits represent 78.2% of the deposit portfolio, up from 70.3% at June, 2012. The Company has no remaining brokered CDs outstanding.

Stockholders' equity totaled $113.0 million at June 30, 2013, compared to $115.9 million at March 31, 2013 and $111.7 million at June 30, 2012. The decrease from the sequential quarter reflects the negative $4.4 million impact of higher market rates on the value of the Company's securities portfolio. The increase over last year is a result of earnings improvement, which more than offset the reduction in the value of the Company's securities portfolio. Tangible book value per common share totaled $13.38 at June 30, 2013, compared to $13.85 at March 31, 2013 and $13.22 at June 30, 2012. The June 30, 2012 numbers have been adjusted for a 1-for-10 reverse stock split implemented by the Company in the fourth quarter of 2012.

Tangible stockholders' equity to tangible assets was 12.1%, compared to 12.4% at March 31, 2013 and 11.7% at the end of June last year. Tangible common equity to tangible assets was 9.3%, compared to 9.6% at March 31, 2013 and 8.9% at June 30, 2012.

Income Statement Summary

Net income applicable to common shareholders for the second quarter totaled $1.5 million, or $0.23 per common diluted share, compared to a net income applicable to common shareholders of $1.1 million, or $0.16 per common diluted share in the first quarter of 2013, and $301,000, or $0.05 per common diluted share in the second quarter of 2012. For the six-month period ended June 30, 2013, net income applicable to common shareholders totaled $2.5 million, or $0.39 per common diluted share, compared to $636,000, or $0.12 per common diluted share for the same time period in 2012. Per share results for the quarter and six-month period ending June 30, 2012 have been adjusted for the impact of a 1-for-10 reverse stock split, which became effective in October, 2012.

Second quarter 2013 net interest income before provision totaled $7.5 million, up from $7.3 million in the first quarter of 2013, but down from $7.8 million in the second quarter of 2012. The increase from the first quarter reflects continued lower funding costs and higher loan interest income as loan balances increased. The decrease from the June quarter last year reflects lower loan and investment interest income, as lower yields on these portfolios more than offset lower funding costs. The net interest margin was 3.59% for the second quarter, compared to 3.44% in the first quarter of 2013 and 3.67% in the second quarter of 2012. The yield on interest earning assets improved over first quarter results while funding costs remained stable. Both the yield on earning assets and funding costs were down from the same period in 2012.

Intermountain recorded a $247,000 provision for loan losses in the second quarter, up modestly from the $179,000 provision recorded in the first quarter, but down from the $1.6 million expense recorded in the second quarter of 2012. The Company experienced net recoveries of $117,000 during the second quarter, compared to net charge-offs of $444,000 and $2.7 million in the periods ending March 31, 2013 and June 30, 2012 respectively. For the six-month period end June 30, 2013, net charge-offs were $327,000 versus $5.0 million for the same period in 2012.

The tables below provide information on other income for the current three- and six-month periods in comparison to prior periods.

Three Months Ended	6/30/2013	% of Total	3/31/2013	% of Total	6/30/2012	% of Total
	(Dollars in thousands)
Fees and service charges	$1,895	66%	$1,675	66%	$1,592	58%
Loan related fee income	696	24%	567	22%	686	24%
Net gain on sale of securities	163	6%	40	2%	—	—%
Net gain on sale of other assets	2	—%	4	—%	18	1%
Other-than-temporary credit impairment on investment securities	(21)	(1)%	(42)	(2)%	(52)	(2)%
BOLI income	85	3%	84	3%	87	3%
Hedge fair value adjustment	80	3%	67	3%	90	3%
Unexercised warrant liability fair value	(54)	(2)%	56	2%	158	6%
Other income	40	1%	113	4%	189	7%
Total	$2,886	100%	$2,564	100%	$2,768	100%

Six Months Ended	6/30/2013	% of Total	6/30/2012	% of Total
	(Dollars in thousands)
Fees and service charges	3,570	66%	3,185	62%
Loan related fee income	1,263	23%	1,299	25%
Net gain on sale of securities	203	3%	585	11%
Net gain on sale of other assets	6	—%	22	—%
Other-than-temporary credit impairment on investment securities	(63)	(1)%	(323)	(6)%
BOLI income	170	3%	174	3%
Hedge fair value adjustment	146	3%	(294)	(6)%
Unexercised warrant liability fair value	2	—%	158	3%
Other income	153	3%	398	8%
Total	5,450	100%	5,204	100%

Other income in the second quarter of 2013 was $2.9 million, up from $2.6 million and $2.8 million in the first quarter of 2013 and second quarter of 2012, respectively. Higher investment services income and net gains on sales of securities offset lower secured savings contract income for both periods. "We're seeing a strong expansion of client demand for trust and investment services, which is offsetting continued pressure on some of our traditional deposit fees," said Hecker.

The tables below provide information on operating expenses for the current three- and six-month periods in comparison to prior periods.

Three Months Ended	6/30/13	% of Total	3/31/2013	% of Total	6/30/12	% of Total
	(Dollars in thousands)
Salaries and employee benefits	$4,283	52%	$4,175	51%	$3,871	46%
Occupancy expense	1,521	19%	1,524	19%	1,623	20%
Advertising	180	2%	114	1%	168	2%
Fees and service charges	656	8%	617	8%	629	8%
Printing, postage and supplies	173	2%	217	3%	300	4%
Legal and accounting	471	6%	340	4%	396	5%
FDIC assessment	165	2%	186	2%	308	4%
OREO operations	32	—%	111	1%	120	1%
Other expense	739	9%	894	11%	807	10%
Total	$8,220	100%	$8,178	100%	$8,222	100%

Six Months Ended	6/30/2013	% of Total	6/30/2012	% of Total
	(Dollars in thousands)
Salaries and employee benefits	$8,458	51%	$8,006	48%
Occupancy expense	3,045	19%	3,307	20%
Advertising	294	2%	280	2%
Fees and service charges	1,273	8%	1,250	8%
Printing, postage and supplies	390	2%	601	4%
Legal and accounting	812	5%	746	5%
FDIC assessment	351	2%	621	3%
OREO operations	143	1%	224	1%
Other expense	1,632	10%	1,485	9%
Total	$16,398	100%	$16,520	100%

Operating expenses were stable at $8.2 million in the second quarter of 2013, compared to $8.2 in both prior periods, as increases in salary, legal and professional expenses were offset by decreases in printing, supplies, FDIC assessment and OREO operations expenses. Salary, professional and occupancy expenses included one-time costs related to system upgrades that are expected to result in cost savings in future periods.

The Company did not record any income tax provision or benefit during the quarter as it offset taxable income with net operating losses that it has carried forward from prior years. The Company maintains a $7.5 million tax valuation allowance, resulting in a net deferred tax asset of $15.1 million.

About Intermountain Community Bancorp:

Intermountain is headquartered in Sandpoint, Idaho, and operates as four separate divisions with nineteen banking locations in three states. Its banking subsidiary, Panhandle State Bank, offers financial services through northern Idaho offices in Sandpoint, Ponderay, Bonners Ferry, Priest River, Coeur d'Alene, Post Falls, Rathdrum and Kellogg. Intermountain Community Bank, a division of Panhandle State Bank, operates branches in southwest Idaho in Weiser, Payette, Nampa, Caldwell and Fruitland, as well as in Ontario, Oregon. Intermountain Community Bank Washington, a division of Panhandle State Bank, operates branches in downtown Spokane and Spokane Valley, Washington. Magic Valley Bank, a division of Panhandle State Bank, operates branches in Twin Falls and Gooding, Idaho.

All data contained in this report have been prepared on a consolidated basis for Intermountain Community Bancorp. IMCB's shares are quoted on the NASDAQ, ticker symbol IMCB. Additional information on Intermountain Community Bancorp, and its internet banking services, can be found at www.intermountainbank.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include but are not limited to statements about the Company's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to the following and the other risks described in the “Risk Factors,” “Business,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections, as applicable, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012; the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in the Company's loan portfolio; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for the Company's loan and other products; declines in the housing and real estate market; increases in unemployment or sustained high levels of unemployment; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment. Readers are cautioned that forward-looking statements in this release speak only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED BALANCE SHEETS (Unaudited)
	6/30/2013	3/31/2013	6/30/2012
	(Dollars in thousands, except per share amounts)
ASSETS
Cash and cash equivalents:
Interest-bearing	$33,474	$45,897	$39,871
Non-interest bearing and vault	7,003	4,074	9,434
Restricted cash	12,464	12,279	12,464
Available-for-sale securities, at fair value	256,616	282,769	285,095
Held-to-maturity securities, at amortized cost	22,991	14,795	14,990
Federal Home Loan Bank of Seattle stock, at cost	2,228	2,249	2,310
Loans held for sale	1,081	2,023	4,083
Loans receivable, net	522,740	498,754	510,684
Accrued interest receivable	4,463	4,051	4,522
Office properties and equipment, net	35,408	35,231	36,530
Bank-owned life insurance	9,642	9,556	9,301
Other real estate owned (“OREO”)	4,512	4,664	5,267
Prepaid expenses and other assets	17,936	17,538	19,033
Total assets	$930,558	$933,880	$953,584

LIABILITIES
Deposits	$699,521	$719,467	$716,509
Securities sold subject to repurchase agreements	85,605	66,157	65,458
Advances from Federal Home Loan Bank	4,000	4,000	29,000
Unexercised stock warrant liability	826	772	850
Cashier checks issued and payable	2,278	2,767	282
Accrued interest payable	316	337	1,979
Other borrowings	16,527	16,527	16,527
Accrued expenses and other liabilities	8,440	7,942	11,326
Total liabilities	817,513	817,969	841,931

STOCKHOLDERS' EQUITY
Common stock - voting shares	96,358	96,358	96,290
Common stock - non-voting shares	31,941	31,941	31,941
Preferred stock, Series A	26,770	26,648	26,335
Preferred stock, Series B	—	—	—
Accumulated other comprehensive income (1)	(641)	3,829	2,272
Accumulated deficit	(41,383)	(42,865)	(45,185)
Total stockholders' equity	113,045	115,911	111,653
Total liabilities and stockholders' equity	$930,558	$933,880	$953,584

Book value per common share, excluding preferred stock	$13.39	$13.85	$13.24
Tangible book value per common share, excluding preferred stock (2)	$13.38	$13.85	$13.22
Shares outstanding at end of period (3)	6,443,294	6,443,294	6,441,986
Stockholders' Equity to Total Assets	12.15%	12.41%	11.71%
Tangible Common Equity to Tangible Assets	9.27%	9.55%	8.93%

(1) Net of deferred income taxes.
(2) Amount represents common stockholders' equity less other intangible assets divided by total common shares outstanding.
(3) Share numbers for June 30, 2012 have been adjusted to reflect the impact of a 1-for-10 reverse stock split, effective, October 5, 2012.

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	6/30/2013	3/31/2013	6/30/2012
	(Dollars in thousands, except per share amounts)
Interest income:
Loans	$6,893	$6,710	$7,054
Investments	1,580	1,593	2,072
Total interest income	8,473	8,303	9,126
Interest expense:
Deposits	510	561	744
Borrowings	441	424	571
Total interest expense	951	985	1,315
Net interest income	7,522	7,318	7,811
Provision for losses on loans	(247)	(179)	(1,575)
Net interest income after provision for losses on loans	7,275	7,139	6,236
Other income (expense):
Fees and service charges	1,895	1,675	1,592
Loan related fee income	696	567	686
Net gain on sale of securities	163	40	—
Net gain on sale of other assets	2	4	18
Other-than-temporary impairment on investments	(21)	(42)	(52)
Bank-owned life insurance	85	84	87
Fair value adjustment on cash flow hedge	80	67	90
Unexercised warrant liability fair value adjustment	(54)	56	158
Other income	40	113	189
Total other income, net	2,886	2,564	2,768
Operating expenses:
Salaries and employee benefits	4,283	4,175	3,871
Occupancy expense	1,521	1,524	1,623
Advertising	180	114	168
Fees an service charges	656	617	629
Printing, postage and supplies	173	217	300
Legal and accounting	471	340	396
FDIC assessment	165	186	308
OREO operations	32	111	120
Other expenses	739	894	807
Total operating expenses	8,220	8,178	8,222
Income before income tax benefit	1,941	1,525	782
Income tax benefit	—	—	—
Net income	1,941	1,525	782
Preferred stock dividend	460	458	481
Net Income applicable to common stockholders	$1,481	$1,067	$301
Income per share - basic (1)	0.23	0.17	0.05
Income per share - diluted (1)	0.23	0.16	0.05
Weighted-average common shares outstanding - basic (1)	6,443,294	6,442,988	5,901,321
Weighted-average common shares outstanding - diluted (1)	6,484,762	6,480,024	5,919,188

(1) Share numbers for June 30, 2012 have been adjusted to reflect the impact of a 1-for-10 reverse stock split, effective, October 5, 2012.

INTERMOUNTAIN COMMUNITY BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Six Months Ended
	6/30/2013	6/30/2012
	(Dollars in thousands, except per share amounts)
Interest income:
Loans	$13,604	$14,126
Investments	3,172	4,120
Total interest income	16,776	18,246
Interest expense:
Deposits	1,070	1,566
Borrowings	866	1,247
Total interest expense	1,936	2,813
Net interest income	14,840	15,433
Provision for losses on loans	(426)	(2,534)
Net interest income after provision for losses on loans	14,414	12,899
Other income (expense):
Fees and service charges	3,570	3,185
Loan related fee income	1,263	1,299
Net gain on sale of securities	203	585
Net gain on sale of other assets	6	22
Other-than-temporary impairment on investments	(63)	(323)
Bank-owned life insurance	170	174
Fair value adjustment on cash flow hedge	146	(294)
Unexercised warrant liability fair value adjustment	2	158
Other income	153	398
Total other income, net	5,450	5,204
Operating expenses:
Salaries and employee benefits	8,458	8,006
Occupancy expense	3,045	3,307
Advertising	294	280
Fees an service charges	1,273	1,250
Printing, postage and supplies	390	601
Legal and accounting	812	746
FDIC assessment	351	621
OREO operations	143	224
Other expenses	1,632	1,485
Total operating expenses	16,398	16,520
Income before income tax benefit	3,466	1,583
Income tax benefit	—	—
Net income	3,466	1,583
Preferred stock dividend	918	947
Net Income applicable to common stockholders	$2,548	$636
Income per share - basic (1)	$0.40	$0.12
Income per share - diluted (1)	0.39	0.12
Weighted-average common shares outstanding - basic (1)	6,443,142	5,164,576
Weighted-average common shares outstanding - diluted (1)	6,482,376	5,181,109

(1) Share numbers for June 30, 2012 have been adjusted to reflect the impact of a 1-for-10 reverse stock split, effective, October 5, 2012.

INTERMOUNTAIN COMMUNITY BANCORP KEY PERFORMANCE RATIOS

	Three Months Ended			Six Months Ended
	6/30/2013	3/31/2013	6/30/2012	6/30/2013	6/30/2012
Net Interest Spread:
Yield on Loan Portfolio	5.29%	5.25%	5.48%	5.27%	5.52%
Yield on Investments & Cash	1.99%	1.87%	2.46%	1.93%	2.40%
Yield on Interest-Earning Assets	4.04%	3.90%	4.28%	3.97%	4.27%

Cost of Deposits	0.29%	0.32%	0.41%	0.30%	0.43%
Cost of Advances	1.99%	3.14%	2.21%	2.42%	2.21%
Cost of Borrowings	1.89%	1.70%	2.17%	1.79%	2.29%
Cost of Interest-Bearing Liabilities	0.48%	0.49%	0.64%	0.48%	0.68%
Net Interest Spread	3.56%	3.41%	3.65%	3.48%	3.60%

Net Interest Margin	3.59%	3.44%	3.67%	3.51%	3.61%

Performance Ratios:
Return on Average Assets	0.84%	0.65%	0.33%	0.74%	0.33%
Return on Average Common Stockholders' Equity	6.77%	4.88%	1.82%	5.85%	2.27%
Return on Average Common Tangible Equity (1)	6.77%	4.89%	1.82%	5.85%	2.28%
Operating Efficiency	78.98%	82.76%	77.72%	80.82%	80.05%
Noninterest Expense to Average Assets	3.54%	3.48%	3.44%	3.50%	3.49%

(1) Average common tangible equity is average common stockholders' equity less average other intangible assets.

INTERMOUNTAIN COMMUNITY BANCORP LOAN AND REGULATORY CAPITAL DATA

	6/30/2013	3/31/2013	6/30/2012
	(Dollars in thousands)
Loan Data
Net Charge-Offs to Average Net Loans (QTD Annualized)	-0.09%	0.35%	2.16%
Loan Loss Allowance to Total Loans	1.52%	1.52%	1.96%

Nonperforming Assets:
Accruing Loans-90 Days Past Due	$—	$—	$—
Nonaccrual Loans	4,799	5,137	6,595
Total Nonperforming Loans	4,799	5,137	6,595
OREO	4,512	4,664	5,267
Total Nonperforming Assets (“NPA”)	$9,311	$9,801	$11,862

Outstanding Troubled Debt Restructured Loans	11,791	7,827	5,237
NPA to Total Assets	1.00%	1.05%	1.23%
NPA to Net Loans Receivable	1.78%	1.97%	2.32%
NPA to Estimated Risk Based Capital	7.47%	7.83%	9.72%
NPA to Tangible Equity + Allowance for Loan Loss	7.69%	7.93%	9.74%
Loan Delinquency Ratio (30 days and over)	0.22%	0.14%	0.25%

	6/30/2013	3/31/2013	6/30/2012
Allowance for Loan Loss by Loan Type	(Dollars in thousands)
Commercial loans	$1,900	$1,763	$2,429
Commercial real estate loans	2,736	2,814	4,032
Commercial construction loans	231	217	94
Land and land development loans	956	1,210	1,565
Agriculture loans	692	241	207
Multifamily loans	54	55	57
Residential real estate loans	1,195	1,103	1,601
Residential construction loans	44	35	4
Consumer loans	203	206	201
Municipal loans	31	34	43
Totals	$8,042	$7,678	$10,233

Regulatory Capital	Estimated	Actual	Actual
Total capital (to risk-weighted assets):	6/30/2013	3/31/2013	6/30/2012
The Company	21.24%	21.85%	20.14%
Panhandle State Bank	20.01%	20.47%	18.43%
Tier 1 capital (to risk-weighted assets):
The Company	19.99%	20.6%	18.88%
Panhandle State Bank	18.76%	19.22%	17.19%
Tier 1 capital (to average assets):
The Company	12.88%	12.69%	12.13%
Panhandle State Bank	12.09%	11.77%	11.17%